2016 Shareholder Meeting
Hines Global REIT, Inc.

Sherri Schugart
President and CEO


COSTA



Hines Global REIT 2016 Shareholder Meeting

Company Overview

- We commenced capital raising in 2009 and as of September 30, 2016, we raised $3.0 billion in aggregate proceeds from two public offerings, including the DRP offering. We closed our last offering in April 2014.

- Investment Strategy & Objectives

  - Invest in diversified portfolio of high-quality commercial real estate
    - U.S. & international for geographic diversification
    - Multiple asset classes for sector diversification
    - Currencies provide an additional level of diversification

  - Moderate leverage

  - Provide regular cash distributions

  - Achieve attractive total returns upon the ultimate sale of our investments or another ultimate liquidity event

Hines



Hines Global REIT 2016 Shareholder Meeting

Portfolio Overview (as of September 30, 2016)

- Our current portfolio consists of:
  - Interests in 42 real estate projects
  - Office, Retail, Industrial, Multifamily and Mixed-Use
  - Estimated aggregate value of approximately $5.5 billion[1,2]
  - 16.7 million square feet of leasable space
  - 94% leased
- Moderate leverage of 45% with weighted average interest rate of 2.3%
- Current distribution rate maintained through December 2016[3]
  - 6.25% annualized rate on $10.40 share price
  - 6.32% annualized rate on $10.28 share price
  - 6.50% annualized rate on $10.00 share price

1. Assumes 100% ownership in each of Hines Global REIT's real estate assets and real estate related debt. We own less than 100% of the interests in four projects.
2. The estimated values of Hines Global REIT's real estate property investments were based on their appraised values as of December 31, 2015. Values of Hines Global REIT's real estate-related debt investments were based on the amounts outstanding under each loan as of September 30, 2016. The estimated aggregate value of the portfolio does not necessarily reflect the current aggregate value of Hines Global REIT's Investments.
3. The distribution rate has been $0.0017808 per share, per day since January 2014. It represents a 6.35% annualized rate based on the estimated per share net asset value (NAV) of $10.24 as of December 31, 2015. Annualized rates assume that the distribution rate is maintained for a 12-month period. The estimated per share NAV is not an indication of the current value on a per share basis of an investment in Hines Global REIT.

Hines



Hines Global REIT 2016 Shareholder Meeting

Asset Value Growth by Year


Gross Asset Value (in millions)[1]
2012
2013
2014
2015
$4,600
$2,600
$600
$2,094
$4,032
$4,663
$5,512
Gross Asset Value


Net Asset Value (in $/Share)[2]
2012
2013
2014
2015
$10.50
$10.00
$9.50
$9.00
$8.50
$8.00
$8.78
$8.90
$9.44
$10.24
Net Asset Value

1. Gross asset Value is the appraised value of the Hines Global REIT's real property investments as of December 31st for 2012, 2013, 2014, and 2015
2. Net Asset Value as of December 31st of each year, as determined by Hines Global REIT's board of directors.

Hines



Hines Global REIT 2016 Shareholder Meeting

Geographical Diversification (as of September 30, 2016)

GEOGRAPHIC REGIONS

63% Domestic/ 37% International



Seattle
San Francisco
Los Angeles
Irvine
Minneapolis
Boston area
Washington, DC
Nashville
Durham
Austin
Houston
San Antonio
Jacksonville
Miami
East
Midwest
South
West
International
Nuremburg, Karlsdorf, Duisburg
Moscow
Birmingham
Erfurt
Wroclaw
Warsaw
London
Katowice
Paris
Forchheim
Stuttgart
Brisbane
Melbourne
Sydney

PRODUCT TYPE[1]
% OF TOTAL PORTFOLIO—BASED ON ESTIMATED VALUES



Office - 62%
Retail - 17%
Mixed-Use - 9%
Industrial - 9%
Multifamily - 3%

Hines

1. The estimated values of Hines Global REIT's real estate property investments were based on their appraised values as of December 31, 2015. Values of Hines Global REIT's real estate-related debt investments were based on the amounts outstanding under each loan as of September 30, 2016.



Hines Global REIT 2016 Shareholder Meeting

Geographical Diversification (as of September 30, 2016)

COUNTRY MIX[1]
% OF TOTAL PORTFOLIO—BASED ON ESTIMATED VALUES



U.S. - 63%
Germany - 6%
U.K. - 15%
France - 3%
Australia - 6%
Russia - 2%
Poland - 5%

EQUITY INVESTED BY CURRENCY[1,2]
% OF TOTAL PORTFOLIO—BASED ON EQUITY INVESTED



USD - 75%
EUR - 10%
GBP - 11%
AUD - 4%

1. The estimated values of Hines Global REIT's real estate property investments were based on their appraised values as of December 31, 2015. Values of Hines Global REIT's real estate-related debt investments were based on the amounts outstanding under each loan as of September 30, 2016.
2. Calculated using Hines Global REIT's pro-rata share of the total portfolio based on net equity invested. Net equity invested is defined as the estimated value (as described above) less debt incurred.

Hines



Hines Global REIT 2016 Shareholder Meeting

Strategic Asset Sales During 2015 and 2016



17600 Gillette
Irvine, California

- Acquired in June 2010 for $20.4 million
- Sold in December 2015 for $30.9 million



@1377

@1377[1]
Atlanta, Georgia

- Development project, opened March 2014;
  development cost $31.9 million
- Sold in June 2016 for $51.0 million[2]

1. Owned through a JV between Hines Global REIT and Hines Interests Limited Partnership; Hines Global REIT had a 5.7% interest in the JV.
2. Hines Global REIT received distributions of $8.7 million as a result of the sale and received $4.0 million related to the repayment of a mezzanine loan by the JV.

Hines



Hines Global REIT 2016 Shareholder Meeting

Upcoming Investment Activity


Crate&Barrel


RIM

Minneapolis Retail Center Expansion
Minneapolis, MN

- Will redevelop and expand east end of center
- Expected total cost - $32.5 million

The Rim - Final Parcel
San Antonio, TX

- Approximately 129,000 square feet
- Estimated purchase price - $60.9 million

Hines



Hines Global REIT 2016 Shareholder Meeting

Looking Forward

- Proactively manage assets to maintain occupancy and maximize value
- Strategically dispose of certain assets and identify potential reinvestments which are complimentary to the overall portfolio
- Evaluate strategic alternatives to provide liquidity to shareholders



465 Victoria
Sydney, Australia

Hines